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                                                                    EXHIBIT 99.1

                            Filed by Finisar Corporation pursuant to Rule 14a-12
                           under the Securities Exchange Act of 1934, as amended
                                                  Commission File No.: 000-27999


(FINISAR LOGO)

Contact:
Steve Workman
VP Finance, Chief Financial Officer
408-548-1000

Ed Lamb
Investor Relations
408-542-5050
investor.relations@Finisar.com


                 FINISAR CORPORATION RESPONDS TO PUBLIC COMMENTS
                 BY INFINEON REGARDING ITS PURPORTED TERMINATION


SUNNYVALE, CA--(Market Wire)--Jan. 13, 2005--Finisar Corporation (Nasdaq:
FNSR) supplements its press release of January 12, 2005, in response to public comments regarding the status of its purchase agreement with Infineon Technologies AG that were attributed to an Infineon spokesperson.

While Finisar does not intend to engage in an ongoing debate with Infineon in the press, it believes that it is important to address and correct factually inaccurate statements reportedly made by Infineon.

         o Contrary to Infineon's statements, Infineon has been aware for a number of weeks, not the "past several days," that the Finisar Board of Directors was re-examining its recommendation of the transaction to the Finisar shareholders.

         o This re-examination was being conducted in compliance with the purchase agreement in response to a number of adverse developments in the financial and business performance and prospects of the Infineon fiber optics business unit of which Finisar first became aware in late November and early December, subsequent to the signing of the revised purchase agreement on October 11, 2004.

         o Infineon also was well aware that Finisar could not complete its proxy statement and solicit a stockholder vote until (1) it fully understood the implications of these adverse financial developments and the underlying business problems,
                  (2) the Finisar Board had resolved whether to modify its recommendation of the transaction and (3) the proxy statement had been revised appropriately to reflect these developments.

         o Finisar had repeatedly assured Infineon that it was prepared to complete this process and bring the transaction to a vote of the Finisar stockholders whether or not the Board's recommendation was modified or withdrawn, all in accordance with the purchase agreement.

         o Beginning in mid-December, the parties had a series of discussions regarding an alternate business transaction that, if completed, would have resolved the situation without the need for a stockholder vote. Although these discussions broke off in the last week of December, the two companies had confirmed to each other on Sunday, January 9, 2005, the day before Infineon purported to terminate the agreement, that they were prepared to resume these discussions.


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            As stated in its earlier release, Finisar intends to defend itself vigorously against any legal proceeding that may be instituted and to assert appropriate claims for recovery of damages caused by Infineon.

ABOUT FINISAR

Finisar Corporation is a technology leader for fiber optic subsystems and network test and monitoring systems. These products enable high-speed data communications for networking and storage applications over Gigabit Ethernet local area networks (LANs), Fibre Channel storage area networks (SANs), and metropolitan area networks (MANs) using both IP and SONET/SDH-based protocols. The Company's headquarters is in Sunnyvale, California, USA. www.Finisar.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements contained in this press release may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the status of the purchase agreement between Finisar and Infineon. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These uncertainties include risks associated with the outcome of any potential arbitration or litigation proceeding that may be instituted by either party. Other risks relating to Finisar's business are set forth in Finisar's Annual Report on Form 10-K and other interim reports as filed with the Securities and Exchange Commission.

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ADDITIONAL INFORMATION AND WHERE TO FIND IT

This press release may be deemed to be solicitation material in respect of the proposed acquisition of the fiber optics business unit of Infineon Technologies AG by Finisar Corporation. In connection with the proposed transaction, Finisar has filed with the SEC a preliminary proxy statement regarding the proposed acquisition transaction on Schedule 14A. The information contained in the preliminary proxy statement is not complete and may be changed. Investors are urged to read the definitive proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information. The definitive proxy statement will be sent to the stockholders of Finisar seeking their approval of the issuance of Finisar common stock to Infineon in connection with the proposed transaction. You may obtain copies of documents filed with the SEC by Finisar free of charge by requesting them in writing from Finisar Corporation, Moffett Park Drive, Sunnyvale, California 94089, Attention: Investor Relations, or by telephone at 408-542-5050 or by email at investor.relations@finisar.com. In addition, you may obtain any of the documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov.

PARTICIPANTS IN SOLICITATION

Finisar and its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Finisar in connection with the acquisition. Finisar's preliminary proxy statement filed with the SEC contains information regarding Finisar's directors, executive officers and employees and their interests in the solicitation.